Filed Pursuant to Rule 424(b)(3)
Registration No. 333-125581

Prospectus Supplement No. 9 dated February 28, 2007
(to Prospectus dated December 9, 2005)

17,000,000 Shares
CurrencyShares SM Euro Trust

        This Prospectus Supplement No. 9 amends and supplements our prospectus dated December 9, 2005 (the “Prospectus”) and supersedes and replaces in its entirety Prospectus Supplement No. 3 dated June 14, 2006. This Prospectus Supplement No. 9 should be read in conjunction with, and must be delivered with Prospectus Supplement No. 4 dated September 14, 2006, Prospectus Supplement No. 5 dated September 26, 2006, Prospectus Supplement No. 6 dated October 26, 2006, Prospectus Supplement No. 7 dated January 29, 2007 and Prospectus Supplement No. 8 dated February 28, 2007 (collectively, the “Prospectus Supplements”).

        This Prospectus Supplement No. 9 includes the attached amended Quarterly Report on Form 10-Q/A for the quarter ended April 30, 2006 filed by us with the Securities and Exchange Commission.

        All of the other portions of the Prospectus, as amended by the Prospectus Supplements, shall remain unchanged. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Prospectus.

The date of this Prospectus Supplement is February 28, 2007

EXPLANATORY NOTE

This Form 10-Q/A (this “Amendment”) hereby amends the Quarterly Report on Form 10-Q of CurrencySharesSM Euro Trust (the “Trust”) for the quarterly period ended April 30, 2006, filed on June 14, 2006 (the “Original Filing”). The revisions contained in this Amendment include the restatement of the financial statements of the Trust to correct an accounting error for the euro received by the Trust in Basket (as defined below) creations and paid by the Trust in Basket redemptions that related to accrued interest. Such interest receipts or payments were incorrectly included in the calculation of interest receivable and interest income of the Trust, rather than cash and redeemable capital shares. Additionally, Part I, Item 4 — Controls & Procedures and Part II, Item 1A — Risk Factors have been amended. Finally, in accordance with applicable Securities and Exchange Commission (“SEC”) rules, this Form 10-Q/A includes updated certifications from the Sponsor’s principal executive officer and principal financial officer.

For the convenience of the reader, the remaining sections of the Original Filing, although not revised, are restated in this Amendment. Accordingly, this Amendment continues to describe conditions as of the date of the Original Filing, and should be read in conjunction with filings of the Trust made with the SEC subsequent to the Original Filing.

CURRENCYSHARESSM EURO TRUST
Index

Caption		Page
PART I	FINANCIAL INFORMATION
Item 1.	Financial Statements

Statement of Financial Condition at April 30, 2006 (unaudited and restated) and December 5, 2005	3
(Date of Inception)
Statement of Income and Comprehensive Income for the three months ended April 30, 2006 (unaudited	4
and restated) and the period from December 5, 2005 (Date of Inception) to April 30, 2006
(unaudited and restated)
Statement of Changes in Shareholders' Equity for the period from December 5, 2005 (Date of	5
Inception) to April 30, 2006 (unaudited and restated)
Statement of Cash Flows for the three months ended April 30, 2006 (unaudited and restated) and	6
the period from December 5, 2005 (Date of Inception) to April 30, 2006 (unaudited and restated)
Notes to Financial Statements (unaudited)	7

Item 1.      FINANCIAL STATEMENTS

CurrencySharesSM Euro Trust

Statements of Financial Condition

(Unaudited)

	April 30, 2006 (Restated)	December 5, 2005 [Date of Inception]
Assets
Current Assets
Euro deposits, interest bearing	$580,704,000	$118
Euro deposits, non-interest bearing	26,812	--
Receivable from accrued interest	1,096,918	--

Total Assets	$581,827,730	$118

Liabilities and Shareholders’ Equity
Current Liabilities
Accrued Sponsor’s fee	$172,622	$--

Total Liabilities	172,622	--
Commitments and Contingent Liabilities (note 8)
Redeemable Capital Shares, at redemption value, no par value,
17,000,000 authorized - 4,600,000 issued and outstanding	581,655,108	118
Shareholders’ Equity - Retained Earnings and Cumulative
Translation Adjustment	--	--
Total Liabilities and Shareholders’ Equity	$581,827,730	$118

See Notes to Financial Statements.

CurrencySharesSM Euro Trust

Statements of Income and Comprehensive Income

(Unaudited)

Income	Three months ended April 30, 2006 (Restated)	December 5, 2005 [Date of Inception] to April 30, 2006 (Restated)
Interest Income	$1,863,408	$2,112,495

Total Income	1,863,408	2,112,495
Expenses
Sponsor’s fee	(320,463)	(368,231)

Total Expenses	(320,463)	(368,231)
Net Income	$1,542,945	$1,744,264

Other Comprehensive Income
Currency translation adjustment	69,268	82,250

Total Comprehensive Income	$1,612,213	$1,826,514

Earnings per share	$0.53	$0.86
Weighted-average Shares Outstanding	2,918,539	2,038,435
Cash Dividends per Share	$0.38	$0.59

See Notes to Financial Statements.

CurrencySharesSM Euro Trust

Statement of Changes in Shareholders’ Equity

(Unaudited)

December 5, 2005 [Date of Inception] to April 30, 2006 (Restated)
Retained Earnings Balance, Beginning of Period	$--
Net Income	1,744,264
Dividends from Net Investment Income	(1,198,589)
Adjustment of redeemable capital shares to redemption value	(545,675)

Retained Earnings Balance, End of Period	$--

Cumulative Translation Adjustment, Beginning of Period	$--
Currency translation adjustment	82,250
Adjustment of redeemable capital shares to redemption value	(82,250)

Cumulative Translation Adjustment, End of Period	$--

See Notes to Financial Statements.

CurrencySharesSM Euro Trust

Statement of Cash Flows

(Unaudited)

December 5, 2005 [Date of Inception] to April 30, 2006 (Restated)
Cash flows from operating activities
Cash received for interest income	$1,064,973
Cash paid for expenses	(203,383)

Net cash provided by operating activities	861,590
Cash flows from financing activities
Cash received on issuance of redeemable shares	554,916,882
Cash paid to redeem redeemable shares	(118)
Cash paid for distributions	(1,198,589)

Net cash provided by financing activities	553,718,175
Increase in cash	554,579,765
Cash at beginning of period	118
Adjustment to beginning cash due to currency translation	26,150,929
Cash at end of period	$580,730,812

Reconciliation of net income to net cash provided by operating activities
Net income	$1,744,264
Adjustments to reconcile net income to net cash provided
by operating activities
Increase in receivable from accrued interest	(1,096,918)
Currency translation adjustment	41,622
Increase in accrued sponsor fee	172,622

Net cash provided by operating activities	$861,590

See Notes to Financial Statements.

Notes to Financial Statement

1. Organization and Description of the Trust

CurrencySharesSM Euro Trust (the “Trust”) was formed under the laws of the state of New York on December 5, 2005 when Rydex Specialized Products LLC d/b/a “Rydex Investments” (the “Sponsor”) deposited 100 euro in the Trust’s primary deposit account held by JPMorgan Chase Bank N.A., London Branch (the “Depository”). The Sponsor is a Delaware limited liability company whose sole member is PADCO Advisors II, Inc. (also d/b/a/ “Rydex Investments”). The Sponsor is responsible for, among other things, overseeing the performance of The Bank of New York (the “Trustee”) and the Trust’s principal service providers, including the preparation of financial statements. The Trustee is responsible for the day-to-day administration of the Trust.

The investment objective of the Trust is for the Trust’s shares (the “Shares”) to reflect the price of euro. The Trust’s assets consist only of euro on demand deposit in two deposit accounts maintained by the Depository: a primary deposit account which earns interest and a secondary deposit account which does not earn interest. The secondary deposit account is used only in connection with mid-month creations and redemptions of blocks of 50,000 Shares (“Baskets”), to account for interest that has been earned on the primary deposit account during the month but not yet paid and to receive interest earned on the primary deposit account, pay Trust expenses and distribute any excess interest to shareholders on a monthly basis. The Shares are intended to provide investors with a simple, cost-effective means of gaining investment benefits similar to those of holding euro. The accompanying unaudited financial statements were prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information and with the instructions for Form 10-Q. The balance sheet as of December 5, 2005 is derived from audited financial statements. In the opinion of management, all material adjustments, consisting only of normal recurring adjustments, considered necessary for a fair statement of the interim period financial statements have been made. Interim period results are not necessarily indicative of results for a full-year period. These financial statements and the notes thereto should be read in conjunction with the Trust’s financial statements included in the registration statement on Form S-1 as filed on December 6, 2005.

2. Significant Accounting Policies

A. Euro Deposits

Euro Deposits consists of a euro-denominated, interest-bearing demand account and a euro-denominated, non-interest-bearing account.

	Three months ended April 30, 2006		Period from December 5, 2005 [Date of Inception] thru April 30, 2006
	Euro Amount	US Dollar Amount	Euro Amount	US Dollar Amount
Opening balance	85,000,000	$103,343,000	100	$118
Currency value of Shares redeemed	--	--	(100)	(118)
Currency value of Shares issued	375,000,000	453,060,674	460,000,000	554,554,278
Adjustment to beginning balance due to
currency translation	--	24,300,326	--	26,149,722

Ending Balance	460,000,000	580,704,000	460,000,000	580,704,000

B. Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of the assets and liabilities and disclosures of contingent liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the period. Actual results could differ from those estimates.

C. Foreign Currency Translation

The Trustee calculates the Trust’s net asset value (“NAV”) each business day, as described in Note 4. For NAV calculation purposes, Euro Deposits (cash) are translated at the Noon Buying Rate, which is the U.S. dollar (“USD”)/euro exchange rate as determined and published by the Federal Reserve Bank of New York as of 12:00 PM (New York time) on each day that the New York Stock Exchange (“NYSE”) is open for regular trading.

The functional currency of the Trust is the euro in accordance with Financial Accounting Standard (“FAS”) 52, Foreign Currency Translation. For financial statement reporting purposes, the USD is the reporting currency. As a result, the financial statements are translated from euro to USD. The Noon Buying Rate on the last day of the period is used for translation in the statements of financial condition. The average Noon Buying Rate for the period is used for translation in the statements of income and comprehensive income and the statement of cash flows. Any currency translation adjustment is included in comprehensive income.

D. Federal Income Taxes

The Trust is treated as a “grantor trust” for federal income tax purposes and, therefore, no provision for federal income taxes is required. Interest, gains and losses are “passed through” to the holders of Shares of the Trust.

Shareholders generally will be treated, for U.S. federal income tax purposes, as if they directly owned a pro-rata share of the assets held in the Trust. Shareholders also will be treated as if they directly received their respective pro-rata shares of the Trust’s income, if any, and as if they directly incurred their respective pro-rata shares of the Trust’s expenses. The acquisition of shares by a U.S. Shareholder as part of a creation of a Basket will not be a taxable event to the Shareholder.

The Sponsor’s fee accrues daily and is payable monthly. For U.S. federal income tax purposes, an accrual-basis U.S. Shareholder generally will be required to take into account as an expense its allocable share of the USD-equivalent of the amount of the Sponsor’s fee that is accrued on each day, with such USD-equivalent being determined by the currency exchange rate that is in effect on the respective day. To the extent that the currency exchange rate on the date of payment of the accrued amount of the Sponsor’s fee differs from the currency exchange rate in effect on the day of accrual, the U.S. Shareholder will recognize a currency gain or loss for U.S. federal income tax purposes.

The Trust does not expect to generate taxable income except for gain (if any) upon the sale of euro and interest income. A non-U.S. Shareholder generally will not be subject to U.S. federal income tax with respect to gain recognized upon the sale or other disposition of Shares, or upon the sale of euro by the Trust, unless: (1) the non-U.S. Shareholder is an individual and is present in the United States for 183 days or more during the taxable year of the sale or other disposition, and the gain is treated as being from United States sources; or (2) the gain is effectively connected with the conduct by the non-U.S. Shareholder of a trade or business in the United States.

A non-U.S. Shareholder’s share of any interest income earned by the Trust generally will not be subject to U.S. federal income tax unless the Shares owned by such non-U.S. Shareholder are effectively connected with the conduct by the non-U.S. Shareholder of a trade or business in the United States.

E. Revenue Recognition

Interest on the primary deposit account accrues daily as earned and is received on a monthly basis.

F. Dividends

To the extent that the interest earned by the Trust exceeds the sum of the Sponsor’s fee for the prior month plus other Trust expenses, if any, the trust will distribute, as a dividend, the excess interest earned in euro effective on the first business day of the subsequent month. The Trustee will direct that the excess euro be converted into USD at a prevailing market rate and the Trustee will distribute the USD as promptly as practicable to Shareholders on pro rata basis (in accordance with the number of shares that they own).

3. Restatement of Interim Financial Statements (unaudited)

The Sponsor restated the interim financial statements previously filed with the Trust’s unaudited Quarterly Report on Form 10-Q for the quarterly period ended April 30, 2006. The restated financial statements correct an accounting error for the euros received by the Trust in Basket creations and paid by the Trust in Basket redemptions that related to accrued interest. Such interest receipts or payments were incorrectly included in the calculation of interest receivable and interest income of the Trust, rather than cash and redeemable capital shares. Additionally, the translation of these receipts or payments to USD resulted in adjustments to the corresponding Currency Translation Adjustment balances.

The restatement has the following impact on the financial statements for the Trust’s quarterly period ended April 30, 2006:

Statements of Financial Condition

	April 30, 2006
	As Previously Reported	Adjustment Amount	As Restated
Euro deposits, non-interest bearing	$0	$26,812	$26,812
Receivable from accrued interest	$1,123,730	($26,812)	$1,096,918

Statements of Income and Comprehensive Income

	Inception to Date April 30, 2006
	As Previously Reported	Adjustment Amount	As Restated
Interest Income	$2,475,099	($362,604)	$2,112,495
Net Income	$2,106,868	($362,604)	$1,744,264
Currency Translation Adjustment	$99,348	($17,098)	$82,250
Total Comprehensive Income	$2,206,216	($379,702)	$1,826,514
Earnings Per Share	$1.03	($0.17)	$0.86

	Three months ended April 30, 2006
	As Previously Reported	Adjustment Amount	As Restated
Interest Income	$2,188,028	($324,620)	$1,863,408
Net Income	$1,867,565	($324,620)	$1,542,945
Currency Translation Adjustment	$83,841	($14,573)	$69,268
Total Comprehensive Income	$1,951,406	($339,193)	$1,612,213
Earnings Per Share	$0.64	($0.11)	$0.53

Statements of Changes in Shareholder’s Equity

	Inception to Date April 30, 2006
	As Previously Reported	Adjustment Amount	As Restated
Net Income	$2,106,868	($362,604)	$1,744,264
Adjustment of redeemable capital shares to
redemption value	($908,279)	$362,604	($545,675)
Currency Translation Adjustment	$99,348	($17,098)	$82,250
Adjustment of redeemable capital shares to
redemption value	($99,348)	$17,098	($82,250)

Statement of Cash Flows

	Inception to Date April 30, 2006
	As Previously Reported	Adjustment Amount	As Restated
Cash received for interest income	$1,401,972	($336,999)	$1,064,973
Net cash provided by operating activities	$1,198,589	($336,999)	$861,590
Cash received on issuance of redeemable shares	$554,554,278	$362,604	$554,916,882
Net cash provided by financing activities	$553,355,571	$362,604	$553,718,175
Increase in cash	$554,554,160	$25,605	$554,579,765
Adjustment to beginning cash due to currency
translation	$26,149,722	$1,207	$26,150,929
Cash at end of period	$580,704,000	$26,812	$580,730,812
Net Income	$2,106,868	($362,604)	$1,744,264
Increase in receivable for accrued interest	($1,123,730)	$26,812	($1,096,918)
Currency translation adjustment	$42,829	($1,207)	$41,622

4. Redeemable Capital Shares

Shares are classified as “redeemable” for financial statement purposes, since they are subject to redemption. Shares are issued and redeemed continuously in Baskets of 50,000 Shares in exchange for euro. Individual investors cannot purchase or redeem Shares in direct transactions with the Trust. Authorized Participants, as defined below, are the only persons that may place orders to create and redeem Baskets. An Authorized Participant is a Depository Trust Company (“DTC”) participant that is a registered broker-dealer or other institution eligible to settle securities transactions though the book-entry facilities of DTC and which has entered into a contractual arrangement with the Trust and the Sponsor governing, among other matters, the creation and redemption process. Authorized Participants may redeem their Shares at any time in the prescribed aggregations of 50,000 Share Baskets.

Due to expected continuing sales and redemption of capital stock and the three-day period for settlement of the Shares, the Trust reflects Shares sold as a receivable. Shares redeemed are reflected as a liability on the trade date. Outstanding Shares are reflected at a redemption value, which is the NAV per Share at the period end date. Adjustments to redeemable capital shares at redemption value are recorded against retained earnings, or in the absence of retained earnings, by charges against the cumulative translation adjustment.

Activity in redeemable capital Shares is as follows:

	Three months ended April 30, 2006 (Restated)		Period from December 5, 2005 [Date of Inception] thru April 30, 2006 (Restated)
	Shares	US Dollar Amount	Shares	US Dollar Amount
Opening balance	850,000	$103,490,579	1	$118
Shared redeemed	--	--	(1)	(118)
Shares issued	3,750,000	453,385,294	4,600,000	554,916,882
Adjustment to beginning balance due to currency
translation	--	24,779,235	--	26,738,226

Ending Balance	4,600,000	581,655,108	4,600,000	581,655,108

The Trustee calculates the Trust’s NAV each business day. To calculate the NAV, the Trustee subtracts the Sponsor’s accrued fee through the previous day from the euro held by the Trust (including all unpaid interest accrued through the preceding day) and calculates the value of the euro in USD based upon the Noon Buying Rate. If, on a particular evaluation day, the Noon Buying Rate has not been determined and announced by 2:00 PM (New York time), then the most recent Federal Reserve Bank of New York determination of the Noon Buying Rate shall be used to determine the NAV of the Trust unless the Trustee, in consultation with the Sponsor, determines that such price is inappropriate to use as the basis for such valuation. In the event that the Trustee and the Sponsor determine that the most recent Federal Reserve Bank of New York determination of the Noon Buying Rate is not an appropriate basis for valuation of the Trust’s euro, they shall determine an alternative basis for such evaluation to be employed by the Trustee. The Trustee also determines the NAV per Share, which equals the NAV of the Trust divided by the number of outstanding Shares. Shares deliverable under a purchase order are considered outstanding for purposes of determining NAV per Share; Shares deliverable under a redemption order are not considered outstanding for this purpose.

5. Sponsor’s Fee

The Sponsor’s fee accrues daily at an annual nominal rate of 0.40% of the euro in the Trust (including all unpaid interest but excluding unpaid fees, each as accrued through the immediately preceding day) and is paid monthly.

The Sponsor assumes and pays the following administrative and marketing expenses incurred by the Trust: the Trustee’s monthly fee, NYSE listing fees, SEC registration fees, typical maintenance and transaction fees of the Depository, printing and mailing costs, audit fees and expenses, up to $100,000 per year in legal fees and expenses, and applicable license fees. The Sponsor also paid the costs of the Trust’s organization and the initial sales of the Shares, which were approximately $1,000,000 when the Trust was formed.

In certain exceptional cases the Trust will pay for some expenses in addition to the Sponsor’s fee. These exceptions include expenses not assumed by the Sponsor (i.e., expenses identified in the preceding paragraph), taxes and governmental charges, expenses and costs of any extraordinary services performed by the Trustee or the Sponsor on behalf of the Trust or action taken by the Trustee or the Sponsor to protect the Trust or the interests of Shareholders, indemnification of the Sponsor under the Depositary Trust Agreement, and legal expenses in excess of $100,000 per year.

6. Related Parties

The Sponsor is a related party of the Trust. The Sponsor oversees the performance of the Trustee and the Trust’s principal service providers, including the preparation of financial statements, but does not exercise day-to-day oversight over the Trustee or the Trust’s service providers. The Sponsor has paid the costs of the Trust’s organization and the initial sales of the Shares, as described in Note 5.

7. Concentration Risk

All of the Trust’s assets are euro, which creates a concentration risk associated with fluctuations in the price of euro. Accordingly, a decline in the price of euro will have an adverse effect on the value of the Shares of the Trust. Factors that may have the effect of causing a decline in the price of euro include national debt levels and trade deficits, domestic and foreign inflation rates, domestic and foreign interest rates, investment and trading activities of institutions and global or regional political, economic or financial events and situations. Substantial sales of euro by the official sector (central banks, other governmental agencies and related institutions that buy, sell and hold euro as part of their reserve assets) could adversely affect an investment in the Shares.

8. Commitments and Contingencies

Under the Trust’s organizational documents, the Sponsor is indemnified against any liability or expense it incurs without negligence, bad faith or willful misconduct on its part. The Trust’s maximum exposure under these arrangements is unknown, as this would involve future claims that may be made against the Trust that have not yet occurred.

Item 2.      MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Cautionary Statement Regarding Forward-Looking Information and Risk Factors

This report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are predictions and actual events or results may differ materially from those expressed in our forward-looking statements. Risks and uncertainties may cause our actual results to differ materially from those expressed in our forward-looking statements. These uncertainties and other factors include, but are not limited to, the following:

The value of the Shares relates directly to the value of the euro held by the Trust and fluctuations in the price of euro could materially adversely affect an investment in the Shares. Readers are urged to review the “Risk Factors” section contained in the Prospectus for a description of other risks and uncertainties that may affect an investment in the Shares.

The discussion and analysis which follows may contain statement that relate to future events or future performance. In some cases, such forward-looking statements can be identified by terminology such as “anticipate,” “expect,” “intend,” “plan,” “believe,” “seek,” “outlook” and “estimate” as well as similar words and phrases that signify forward-looking statements. Neither the Sponsor, nor any other person assumes responsibility for the accuracy or completeness of forward-looking statements to conform such statements to actual results or to a change in the Sponsor’s expectations or predictions.

Trust Overview

Euro Currency Trust is a grantor trust that was formed on December 5, 2005. The Trust issues Baskets of Shares in exchange for deposits of euro and distributes euro in connection with the redemption of Baskets.

The Trust is a passive investment vehicle. The Trust does not have any officers, directors, or employees. The investment objective of the Trust is for the Shares to reflect the price of euro plus accrued interest, less the expenses of the Trust’s operations. The Trust does not engage in any activities designed to obtain profit from, or ameliorate losses caused by, changes in the price of euro.

The Shares of the Trust began trading on the New York Stock Exchange (“NYSE”) under the ticker symbol “FXE” on December 12, 2005. Investing in the Shares does not insulate the investor from certain risks, including price volatility.

Definition of Net Asset Value, Valuation of Euro

The net asset value (“NAV”) of the Trust is the aggregate value, expressed in U.S. dollars, of the Trust’s assets. To calculate the NAV, the Trustee adds to the amount of euro in the Trust at the end of the preceding business day accrued but unpaid interest, euro receivable under pending purchase orders and the value of other Trust assets, and subtracts the accrued but unpaid Sponsor’s fee, euro payable under pending redemption orders and other Trust expenses and liabilities, if any.

The NAV is expressed in U.S. dollars (“USD”) based on the Noon Buying Rate as determined and announced by the Federal Reserve Bank of New York. If, on a particular evaluation day, the Noon Buying Rate has not been determined and announced by 2:00 PM (New York time), then the most recent Federal Reserve Bank of New York determination of the Noon Buying Rate is used to determine the NAV of the Trust unless the Trustee, in consultation with the Sponsor, determines that such price is inappropriate to use as the basis for such valuation. During the quarter ended April 30, 2006, a Noon Buying Rate was determined and announced by the Federal Reserve Bank of New York by 2:00 PM New York time on each day that the NYSE was open. The Trustee also determines the NAV per Share, which equals the NAV of the Trust divided by the number of outstanding Shares.

The Sponsor publishes the NAV and NAV per Share on each day that the NYSE is open for regular trading on the Trust’s website, www.currencyshares.com.

The following chart illustrates the movement in the price of the Shares based on NAV per Share and the “bid” and “ask” midpoint offered on the NYSE as of the Noon Buying Rate versus the corresponding euro (expressed as a multiple of 100 euro – Noon Buying Rate x 100):

Liquidity

The Sponsor is not aware of any trends, demands, conditions or events that are reasonable likely to result in material changes to the Trust’s liquidity needs. The Depository of the Trust, JPMorgan Chase Bank, N.A., London Branch, maintains two deposit accounts for the Trust, a primary deposit account that earns interest and a secondary deposit account that does not earn interest. Interest on the primary deposit account accrues daily at an initial annual nominal rate of EONIA minus 27 basis points and is paid monthly. The following chart provides the daily rate paid by the Depository since the Trust’s Shares began trading on the NYSE:

In exchange for a fee which accrues daily at an annual nominal rate of 0.40% of the euro in the Trust, the Sponsor has agreed to assume most of the expense incurred by the Trust. As a result, the only ordinary expense of the Trust during the period covered by this report was the Sponsor’s fee. Each month the Depository deposits into the secondary deposit account accrued but unpaid interest and the Trustee withdraws euro from the secondary deposit account to pay the accrued Sponsor’s fee for the previous month plus any other Trust expenses. In the event that the interest deposited exceeds the sum of the Sponsor’s fee for the prior month plus other Trust expenses, if any, then the Trustee will convert the excess into USD at a prevailing market rate and distribute the USD as promptly as practicable to Shareholders on a pro rata basis (in accordance with the number of Shares that they own). Historical distributions are as follows:

FXE Distribution History
Date	Value	NAV	Yield	Annualized Yield
1/3/06	$ 0.1267	$ 119.82	0.11%	1.59%
2/1/06	$ 0.1734	$ 120.93	0.14%	1.67%
3/1/06	$ 0.1563	$ 119.00	0.13%	1.69%
4/3/06	$ 0.1934	$ 121.26	0.16%	1.74%
5/1/06	$ 0.2066	$ 126.08	0.16%	1.97%

Critical Accounting Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of the assets and liabilities and disclosures of contingent liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the period.

In addition to the description below and for further descriptions, please refer to Note 2 to the consolidated financial statements for further discussion of our accounting policies.

The Trustee calculates the Trust’s NAV each business day. For NAV calculation purposes, Euro Deposits (cash) are translated at the Noon Buying Rate, which is the USD /euro exchange rate as determined and published by the Federal Reserve Bank of New York as of 12:00 PM (New York time) on each day that the NYSE is open for regular trading.

The functional currency of the Trust is the euro in accordance with Financial Accounting Standard (“FAS”) 52, Foreign Currency Translation.

Results of Operations

The Trust was formed on December 5, 2005. The Depository received 15,000,000 euro on behalf of the Trust in exchange for 150,000 Shares on December 8, 2005. Trading in the Shares of the Trust on the NYSE commenced on December 12, 2005. Through April 30, 2006 an additional 5,900,000,000 Shares were created in exchange for 590,000,000 euro, and the seed capital of 100 euro was redeemed.

As of April 30, 2006 the amount of euro owned by the Trust was 460,000,000, resulting in a value of $581,655,108, based on Noon Buying Rate on April 30, 2006.

Movements in the Price of Euro

The investment objective of the Trust is for the Shares to reflect the price of the euro. The Shares are intended to provide institutional and retail investors with a simple, cost-effective means of gaining investment benefits similar to those of holding euro. Each outstanding Share will represent a proportional interest in the euro held by the Trust. The following chart provides recent trends on the price of euro. The chart illustrates movements in the price of euro in USD per euro over the quarterly period from May 1, 2005 to April 30, 2006, and is based on the Noon Buying Rate as determined by the Federal Reserve Bank of New York:

Historical values of the Noon Buying can be obtained at http://www.ny.frb.org/markets/fxrates/noon.cfm.

Item 3.      QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Not applicable.

Item 4.      CONTROLS AND PROCEDURES

The Sponsor maintains disclosure controls and procedures on behalf of the Trust. The term “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15a-15(e) under the Securities Exchange Act of 1934) means controls and other procedures that are designed to ensure that information required to be disclosed in the reports that the Trust files or submits to the SEC under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms. The Trust’s disclosure controls and procedures are designed by or under the supervision of the Sponsor’s chief executive officer and chief financial officer who exercise oversight over the Trust, as the Trust has no officers. The chief executive officer and chief financial officer of the Sponsor have evaluated the effectiveness of the Trust’s disclosure controls and procedures as of April 30, 2006. Based on that evaluation, the chief executive officer and chief financial officer of the Sponsor have concluded that the disclosure controls and procedures of the Trust were not effective as a result of the material weakness discussed below as of April 30, 2006.

A material weakness is a control deficiency, or a combination of control deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financials will not be prevented or detected.

As of April 30, 2006, the Trust did not maintain effective control over the accuracy of its interest income. Specifically, the Trust did not maintain effective control to ensure that the foreign currency received by the Trust in Basket creations and paid by the Trust in Basket redemptions was included in the calculation of income of the Trust, rather than in capital in accordance with accounting principles generally accepted in the United States of America and that the calculation was reviewed appropriately by the Sponsor. This control deficiency resulted in the restatement of the Trust’s fiscal 2006 condensed financial statements for all interim periods and audit adjustments to the financial statements prepared by the Sponsor for the fiscal year ending October 31, 2006. Additionally, this control deficiency could result in a misstatement of interest income and accrued interest that would, in turn, result in a material misstatement of annual or interim financial statements that would not be prevented or detected. Accordingly, the Sponsor’s management has determined that this control deficiency constitutes a material weakness.

Remediation Plan

The Sponsor has worked with and will continue to work with the Trustee, which provides financial statement information for the Trust, to remedy the issue. The Trustee has advised the Sponsor that it has implemented procedures and controls to better assure that these payments will be accounted for properly in the current year and all future financial statements of the Trust. In addition, the Sponsor has enhanced procedures and controls in connection with the review of all financial statement information provided by the Trustee to better assure that this type of error, or others like it, is detected in future financial statements.

PART II — OTHER INFORMATION

Item 1.      Legal Proceedings

None.

Item 1A.      Risk Factors

There have been no material changes from the risk factors disclosed in the “Risk Factors” section of the Trust’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on January 29, 2007.

Item 2.      Unregistered Sales of Equity Securities and Use of Proceeds

(a)     On December 5, 2005, the Sponsor deposited 100 euro in the Trust’s primary deposit account in exchange for one Share solely for purposes of forming the Trust and preparing audited financial statements in the Registration Statement. As described in Item 2(c) below, the Sponsor redeemed the Share for 100 euro immediately after the Registration Statement was declared effective.

(b)     Not applicable.

(c)     On December 8, 2005, the Trust’s Registration Statement was declared effective and the Sponsor redeemed for 100 euro the Share it received when it deposited 100 euro in the primary deposit account to form the Trust. No other Shares have been redeemed through April 30, 2006.

Item 3.      Defaults upon Senior Securities

None.

Item 4.      Submission of Matters to a Vote of Security Holders

None.

Item 5.      Other Information

None.

Item 6.      Exhibits

Number	Description of Exhibit

31.1	Certification of Principal Executive Officer Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

31.2	Certification of Principal Financial Officer Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

32.1	Certification of Principal Executive Officer Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

32.2	Certification of Principal Financial Officer Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RYDEX SPECIALIZED PRODUCTS LLC
D/B/A RYDEX INVESTMENTS,
SPONSOR OF CURRENCYSHARESSM
EURO TRUST
Date: February 28, 2007	By: /s/ NICK BONOS
Nick Bonos
Chief Financial Officer
(principal financial officer)

EXHIBIT 31.1

CERTIFICATION PURSUANT TO SECTION 302(A)
OF THE SARBANES-OXLEY ACT OF 2002

I, Carl G. Verboncoeur, certify that:

1.	I have reviewed the Quarterly Report on Form 10-Q for the quarterly period ended April 30, 2006 of CurrencySharesSM Euro Trust;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.	The other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the registrant and have:

    (a)        Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

    (b)        Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

    (c)        Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.	The other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and PADCO Advisors II, Inc.‘s auditors and the board of directors of PADCO Advisors II, Inc. and the board of directors of Rydex Fund Services, Inc. and the audit committee of Rydex Specialized Products LLC’s board of managers (or persons performing equivalent functions):

    (a)        All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

    (b)        Any fraud, whether or not material, that involves persons who have a significant role in the registrant’s internal control over financial reporting.

Date: February 28, 2007

/s/ CARL G. VERBONCOEUR
Carl G. Verboncoeur
Chief Executive Officer
(principal executive officer)

EXHIBIT 31.2

CERTIFICATION PURSUANT TO SECTION 302(A)
OF THE SARBANES-OXLEY ACT OF 2002

I, Nick Bonos, certify that:

1.	I have reviewed the Quarterly Report on Form 10-Q for the quarterly period ended April 30, 2006 of CurrencySharesSM Euro Trust;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.	The other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the registrant and have:

    (a)        Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

    (b)        Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

    (c)        Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.	The other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and PADCO Advisors II, Inc.‘s auditors and the board of directors of PADCO Advisors II, Inc. and the board of directors of Rydex Fund Services, Inc. and the audit committee of Rydex Specialized Products LLC’s board of managers (or persons performing equivalent functions):

    (a)        All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

    (b)        Any fraud, whether or not material, that involves persons who have a significant role in the registrant’s internal control over financial reporting.

Date: February 28, 2007

/s/ NICK BONOS
Nick Bonos
Chief Financial Officer
(principal financial officer)

EXHIBIT 32.1

CERTIFICATION PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of CurrencySharesSM Euro Trust (the “Trust”) on Form 10-Q for the period ended April 30, 2006 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Carl G. Verboncoeur, Chief Executive Officer of Rydex Specialized Products LLC, the Sponsor of the Trust, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

1.     The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.     The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Trust.

Date: February 28, 2007

/s/ CARL G. VERBONCOEUR
Carl G. Verboncoeur*
Chief Executive Officer
(principal executive officer)

* The Registrant is a trust and Carl G. Verboncoeur is signing in his capacity as the principal executive officer of Rydex Specialized Products LLC, the Sponsor of the Registrant.

EXHIBIT 32.2

CERTIFICATION PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of CurrencySharesSM Euro Trust (the “Trust”) on Form 10-Q for the period ended April 30, 2006 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Nick Bonos, Chief Financial Officer of Rydex Specialized Products LLC, the Sponsor of the Trust, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

1.     The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.     The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Trust.

Date: February 28, 2007

/s/ NICK BONOS
Nick Bonos*
Chief Financial Officer
(principal
financial officer)

* The Registrant is a trust and Nick Bonos is signing in his capacity as the principal financial officer of Rydex Specialized Products LLC, the Sponsor of the Registrant.